Exhibit k

Law Offices

Greer, Herz & Adams, L.L.P.

a registered limited liability partnership

including professional corporations

One Moody Plaza

Galveston, Texas 77550

Galveston (409) 765-5525

Houston (713) 480-5278

Telecopier (409) 766-6424

April 28, 2015

Securities and Exchange Commission

450 Fifth Street, N.W.

Judicial Plaza

Washington, D.C. 20549

RE:	American National Variable Life Separate Account (“Separate Account”) Post-Effective Amendment No. 22 to Form N-6; File No. 333-53122; Opinion and Consent of Counsel

Gentlemen:

We are counsel to American National Insurance Company (“ANICO”), the depositor of the Separate Account. As such, we participated in the formation of the Separate Account and the registration of such Separate Account with the Securities and Exchange Commission. Accordingly, we are familiar with the corporate records, certificates, and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and our consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

1. ANICO is a duly organized and existing corporation under the laws of the State of Texas and that its principal business is to be an insurer.

2. The Separate Account is a duly organized and existing separate account of ANICO under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

3. The Variable Life Contracts registered by this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (File No. 333-53122) will, upon issuance thereof, be validly authorized and issued.

We hereby consent to the use of our opinion of counsel in the Post-Effective Amendment to Form N-6 Registration Statement (File No. 333-53122) filed on behalf of the Separate Account. We further consent to the statements made regarding us and to the use of our name under the caption “Legal Matters” in the statement of additional information constituting a part of such Post-Effective Amendment to such Registration Statement.

Yours very truly, GREER, HERZ & ADAMS, L.L.P.

/s/ Gregory S. Garrison
Gregory S. Garrison